UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2003

SCPIE HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12449	95-4557980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1888 Century Park East, Suite 800

Los Angeles, California 90067

(Address of Principal Executive Offices)

(310) 551-5900

(Registrant’s telephone number, including area code)

Item 5.	Other Events.

On August 27, 2003, SCPIE Holdings Inc. (the “Company”) issued a press release concerning approval by the California Department of Insurance of an increase in the Company’s 2003 California medical malpractice insurance rates, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	Press Release, dated August 27, 2003, issued by SCPIE Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2003	SCPIE HOLDINGS INC.

	By:	/s/ ROBERT B. TSCHUDY
	Name:	Robert B. Tschudy
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1	Press Release, dated August 27, 2003 issued by SCPIE Holdings Inc.